UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 12, 2004

Date of Earliest Event Reported: October 1, 2004

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E. Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SunTrust Banks, Inc. (“SunTrust” or the “Registrant”) hereby amends this Current Report on Form 8-K, which was initially filed on October 7, 2004, to include the financial statements required by Item 9.01 hereof. These financial statements are filed as Exhibits 99.2, 99.3 and 99.4 to this Current Report on Form 8-K. Except for the filing of the financial statements required by Item 9.01 hereof, this Current Report on Form 8-K is not being amended or updated in any manner.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously announced, effective October 1, 2004, National Commerce Financial Corporation, a Tennessee corporation (“NCF”), merged with and into SunTrust, pursuant to the Agreement and Plan of Merger, dated as of May 7, 2004 (the “Merger Agreement”), between NCF and SunTrust (the “Merger”). NCF is a registered bank holding company headquartered in Memphis, Tennessee, which provides banking and other financial services through its banking and non-banking subsidiaries. As of June 30, 2004, NCF had total assets of $24.0 billion, total liabilities of $21.3 billion and total equity of $2.8 billion. As a result of the Merger, SunTrust issued approximately 76.4 million shares of common stock and paid an aggregate of $1.8 billion to the former shareholders of NCF. A copy of the Merger Agreement, which has been filed as Appendix A to Amendment No. 3 to SunTrust’s Registration Statement on Form S-4, which was filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2004, is incorporated into this Item 2.01 by reference. A copy of the press release announcing the closing of the Merger, which has been filed as Exhibit 99.1 to SunTrust’s Current Report on Form 8-K, which was filed with the Commission on October 1, 2004, is incorporated into this Item 2.01 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Newly-Appointed Officers and Directors

Concurrently with the closing of the Merger, the following individuals were appointed as officers and/or elected to serve as directors of SunTrust.

Name	Age	Position with SunTrust	Principal Occupation for Past Five Years and Other Public Company Directorships
William R. Reed, Jr.	58	Vice Chairman	President and Chief Executive Officer of NCF between May 2003 and October 2004. Chief Operating Officer of NCF between July 2000 and May 2003.

Thomas C. Farnsworth, Jr.	66	Director	Member of the Board of Directors of NCF between July 1977 and October 2004. Chairman of Farnsworth Investment Co. and affiliated companies (real estate development) since 1985.

Blake P. Garrett, Jr.	64	Director	Partner in Garrett & Garrett Construction and related companies (commercial real estate development) since March 1966.

Thomas M. Garrott	66	Director	Chairman of the Board of Directors of NCF between May 1993 and January 2003. Chairman of the Board, President and Chief Executive Officer of NCF between May 1993 and July 2000. Chairman of the Board, President and Chief Executive Officer of National Bank of Commerce between May 1993 and July 1998. Director of Internet Pictures Corporation.

Phail Wynn, Jr.	57	Director	President of Durham Technical Community College, since May 1980.

Certain Related-Party Transactions

At the effective time of the Merger, the employment of Mr. Reed, who was a party to an employment agreement and change of control employment agreement with NCF dated as of July 5, 2000, was deemed to have been terminated without cause. Accordingly, pursuant to the existing contract, Mr. Reed became entitled to the payments, benefits and rights pursuant to his employment agreement, without regard to whether Mr. Reed’s employment actually terminated as of the closing. At the closing of the Merger, SunTrust paid to Mr. Reed an aggregate lump sum cash payment of $4,002,759 in satisfaction of certain obligations under such agreement. In addition, the Merger constituted a change in control under the NCF supplemental retirement plan (the “NCF SERP”). At the time of completion of the Merger, accrued benefits under the NCF SERP, amounting to an aggregate of $289,605 for Mr. Reed, became fully vested. While these accrued benefits were not payable to Mr. Reed in a lump sum at the time of completion of the Merger (since Mr. Reed remains employed by SunTrust), such benefits will be payable in a lump sum in the event Mr. Reed’s employment is terminated after the Merger.

SunTrust has not entered into any formal agreement with Mr. Reed outlining the terms of his service to SunTrust as Vice Chairman, or the compensation therefor. In accordance with the Commission’s rules and regulations, SunTrust will file an amendment to this Current Report on Form 8-K within four business days after such information becomes available.

In connection with the Merger and effective as of the effective time of the Merger, SunTrust granted an aggregate of 100,000 options to purchase SunTrust common stock in accordance with SunTrust’s 2004 executive compensation stock option grant guidelines to Mr. Reed. Using the Black-Scholes valuation methodology used by SunTrust in its current stock options reporting and based on $71.24, the closing price of SunTrust common stock on October 1, 2004, it is estimated that such options have an intrinsic value of $812,848.

At the effective time of the Merger, 8,100 restricted shares of NCF common stock held by Mr. Reed were converted into 4,012 shares of SunTrust common stock. These shares have an aggregate fair market value of approximately $285,815, based on the closing price of SunTrust common stock on October 1, 2004. All such shares of SunTrust common stock became fully vested and free of restrictions and risk of forfeiture.

At the effective time of the Merger, SunTrust assumed a pre-existing employment agreement between Thomas M. Garrott, formerly Chairman of the executive committee of the NCF board of directors, and NCF that provides for annual salary payments of approximately $477,000, adjusted for inflation, annual grants of stock options and other benefits through July 5, 2006. Pursuant to this agreement, at the effective time of the Merger, Mr. Garrott received grants of stock options to acquire at then-market prices 122,488 shares of SunTrust common stock in each of January 2005 and January 2006. Using the Black-Scholes valuation methodology used by SunTrust in its current stock options reporting, it is estimated that such options have an intrinsic value of $1,991,284.

Membership on Committees of the Board of Directors

SunTrust currently expects that, as soon as practicable following the closing of the Merger, it will appoint Mr. Farnsworth and Mr. Garrett to serve on SunTrust’s Audit Committee of the Board of Directors, Mr. Garrott to serve on SunTrust’s Executive Committee of the Board of Directors, and Mr. Wynn to serve on SunTrust’s Governance and Nominating Committee of the Board of Directors.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The required financial statements of NCF as of and for the year ended December 31, 2003 are attached hereto as Exhibit 99.2 and are incorporated in their entirety herein by reference. The required financial statements of NCF as of and for the six months ended June 30, 2004 are attached hereto as Exhibit 99.3 and are incorporated in their entirety herein by reference.

(b) Pro Forma Financial Information

The required pro forma financial information as of June 30, 2004 and for the twelve and six months ended December 31, 2003 and June 30, 2004, respectively, is attached hereto as Exhibit 99.4 and is incorporated in its entirety herein by reference.

(c) Exhibits

The following exhibits are being filed herewith:

2.1	Agreement and Plan of Merger, dated as of May 7, 2004, by and between SunTrust Banks, Inc. and National Commerce Financial Corporation (attached as Appendix A to Amendment No. 3 to the Registrant’s Registration Statement on Form S-4, filed with the Commission on August 3, 2004 and incorporated herein by reference).

23.1*	Consent of KPMG LLP.

99.1	Press release dated October 1, 2004 with respect to the closing of the Merger (attached as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2004 and incorporated herein by reference).

99.2*	Audited consolidated financial statements of National Commerce Financial Corporation as of and for the year ended December 31, 2003.

99.3*	Unaudited consolidated financial statements of National Commerce Financial Corporation as of and for the six months ended June 30, 2004.

99.4*	Unaudited Pro Forma Condensed Combined Financial Information as of June 30, 2004 and for twelve and six months ended December 31, 2003 and June 30, 2004, respectively.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)
Date: November 12, 2004

	By:	/s/ Thomas E. Panther
Thomas E. Panther
Senior Vice President and Interim Controller (Chief Accounting Officer)